EXHIBIT 5.1

                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                             61 Broadway, 32nd Floor
                               New York, NY 10006
                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

August 21, 2007

VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE: Purden Lake Resource Corp.
    Form SB-2 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Purden Lake Resource Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission, relating to the proposed sale by the Company of up to 2,500,000 shares of common stock, par value $0.001 per share (the "Company Shares").

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the Company Shares, when issued in accordance with the terms described in the Registration Statement, and upon receipt by the Company of the purchase price thereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.



/s/ SICHENZIA ROSS FRIEDMAN FERENCE LLP
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SICHENZIA ROSS FRIEDMAN FERENCE LLP